UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 27, 2011
PROSPECT GLOBAL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54438	26-3024783

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 17th Street Suite 2800 South Denver, CO	80202

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (303) 634-2239
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As reported in Item 5.07, On October 27, 2011 the shareholders elected Dr. Barry Munitz, Chad Brownstein, Marc Holtzman, Scott Reiman, J. Ari Swiller and Patrick L. Avery to the board of directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified. The shareholders also approved the 2011 Employee Equity Incentive Plan and the 2011 Director and Consultant Equity Incentive Plan, which plans are described in the registrant’s definitive Proxy Statement on Form 14A filed with the Commission on October 12, 2011 under the caption “PROPOSALS 2 AND 3: APPROVAL AND ADOPTION OF EQUITY INCENTIVE PLANS”, which description is incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders.
The registrant held its annual meeting of stockholders on October 27, 2011. At the meeting all of the proposed directors, Dr. Barry Munitz, Chad Brownstein, Marc Holtzman, Scott Reiman, J. Ari Swiller and Patrick L. Avery, were elected and the 2011 Employee Equity Incentive Plan and the 2011 Director and Consultant Equity Incentive Plan were approved. 14,887,689 votes, representing approximately 66% of the registrant’s outstanding common stock, were cast in favor of each director nominee and to adopt each Equity Incentive Plan. There were no votes against or withheld and no abstentions or broker non-votes.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Identification of Exhibits
10.1	2011 Employee Equity Incentive Plan
10.2	2011 Director and Consultant Equity Incentive Plan
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPECT GLOBAL RESOURCES INC.
Date: November 1, 2011	By:	/s/ Wayne Rich
Chief Financial Officer